UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss.240.14a-12

                              NYMEX HOLDINGS, INC.
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                (Name of Registrant as Specified in Its Charter)

                                816 PARTNERS LLC
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

        (1) Amount Previously Paid:

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        (2) Form, Schedule or Registration Statement No.:

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        (3) Filing Party:

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        (4) Date Filed:

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


On September 19, 2005, Mr. Michel D. Marks, the founding member of 816 Partners LLC ("816 Partners") and a shareholder of NYMEX Holdings, Inc. ("NYMEX"), delivered a letter to NYMEX shareholders, along with a copy of a letter that Mr. Marks had previously delivered to the NYMEX Board of Directors that describes 816 Partners' interest in exploring a potential transaction with NYMEX. A copy of Mr. Marks' letter to shareholders, including the attached letter to the NYMEX Board of Directors, is filed herewith as Exhibit 2. In addition, on September 19, 2005, 816 Partners issued a press release, a copy of which is filed herewith as Exhibit 3.

The letters and the press release are being filed as "soliciting materials" pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 because in August 2005, NYMEX announced that its Board of Directors was studying strategic alternatives with a view to making a recommendation at a general meeting of shareholders and members in September and that shareholders would have an opportunity to vote "on any major transaction at a subsequent shareholder meeting called for that purpose." As of the date hereof, to the knowledge of 816 Partners, no such transaction has been announced nor has any such meeting been called. However, because the letters and the press release may be deemed to relate to a matter on which shareholders may in the future be asked to vote, they are being filed herewith by 816 Partners. 816 Partners does not hereby concede that the letters or the press release constitute proxy soliciting material.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND/OR CONSENT SOLICITATION STATEMENT RELATING TO THE SOLICITATION OF PROXIES OR WRITTEN CONSENTS BY 816 PARTNERS LLC AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF NYMEX HOLDINGS, INC. FOR USE IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS OR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING WHEN AND IF SUCH SOLICITATION MATERIALS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT AND A FORM OF PROXY OR WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF NYMEX HOLDINGS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY OR CONSENT SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                                                                       EXHIBIT 1

                             POTENTIAL PARTICIPANTS

The potential participants in the potential solicitation of proxies or consents (the "Participants") may include the following: 816 Partners LLC ("816 Partners"), Mr. Michel D. Marks, Mr. Jonathan Arginteanu, Dr. John H. Davis, Mr. Donovan J. Forbes, Ms. Jill Ecklund, Mr. Jan Marks, Ms. Michele Sprietsma, Mr. William Thomas and Ms. Sherry Zabel. In addition, certain other individuals may in the future be employed or otherwise retained by 816 Partners to assist with a potential solicitation of proxies or consents.

816 Partners is a Delaware limited liability company engaged in the business of making financial investments. Mr. Michel D. Marks is the founder of 816 Partners and is currently its sole member. Messrs. Arginteanu, Forbes and Thomas, Dr. Davis and Ms. Ecklund, Ms. Sprietsma and Ms. Zabel are consultants to, or have otherwise been retained by, 816 Partners in connection with its development of a proposal with respect to NYMEX, do not own beneficially any interest in securities of NYMEX, and will not receive any special compensation in connection with any potential solicitation.

Michel D. Marks was elected Chairman of the NYMEX in 1978 at the age of 28 and served in that position until 1987. Mr. Marks founded and developed the NYMEX energy futures complex, which included the listing of heating oil, gasoline, and crude oil futures and options contracts. Mr. Marks' energy initiative transformed the NYMEX from the smallest US exchange into the third largest in the world. The initiative also broke OPEC's stronghold and established NYMEX as the new global center for oil pricing. Mr. Marks graduated from Princeton University in 1972 with a bachelor's degree in Economics. Mr. Marks began his career in 1973 as a phone clerk for E.F. Hutton and soon after became a floor trader on the NYMEX and founded his own commodities firm. Mr. Marks also served as a NYMEX director from 2001 through June of 2005.

Mr. Arginteanu has been in the futures industry since 1978. He was manager of energy futures brokerage at Merrill Lynch. He joined Drexel Burnham Lambert in 1982 as Senior Vice-President and Head of Energy Brokerage. In 1985 he joined Banque Paribas (now BNP Paribas) as Vice-President and created futures brokerage subsidiaries in New York and London. He served as CEO of BNP Paribas' commodity futures brokerage business from 1988 until 2003. Mr. Arginteanu was a Senior Vice-President of the futures business for ABN AMRO until 2005.

Dr. Davis is a Principal of the Technology Advisors Group, LLC. He spent 35 years in Bell Labs and AT&T, culminating his AT&T career as Chief Technology Officer of AT&T Communications Services. Since leaving AT&T in 1997 he has served on a number of boards and as an advisor to investors and senior managers in the high tech sector. He received his Bachelor's, Master's and Doctorate degrees from Georgia Tech, MIT and the University of Pennsylvania, all in the field of electrical engineering.

Ms. Ecklund is a financial consultant who provides clients with financial and accounting expertise. She has been in the commodity futures business since 1976 when she joined RB&H Financial Services, L.P., a clearing member of the CME, where she served as Vice-President and CFO. She also was a member of the CME Clearing House Committee. Ms. Ecklund holds an M.B.A. in Finance from the University of Chicago and a B.S. in Accountancy from Northern Illinois University. Ms. Ecklund has also passed the Uniform Certified Public Accountant's Exam.

Mr. Forbes has been in the Futures Industry since 1982 serving in various capacities for several major firms and exchanges. His experience in client relations, operations and marketing has solidified his reputation in the industry.

Mr. Jan Marks has been involved in commodity futures for 30 years. He is CFO of Paris Securities Corporation, a broker-dealer, NYSE member and owner and lessor of commodity and security exchange seats. He has been a gold and silver options trader since 1983. A Governor of COMEX, he serves as a member of their Business Conduct and Floor Committees.

Mr. Thomas is a consulting executive with more than 15 years experience designing and implementing financial consolidation and planning systems and data warehouse solutions. He acquired his extensive international experience in financially focused projects as Senior Vice-President of Corporate Business Development for Bearing Point Inc. (formerly KPMG Consulting) and as Partner In Charge of World-Class Finance for KPMG Consulting. Mr. Thomas is currently Senior Managing Director at ITEC Inc.

Ms. Sprietsma received her B.S. and M.S. degrees in Industrial Engineering and Operations Research from Virginia Tech, and graduate studies in Electrical Engineering from Southern Methodist University. Ms. Sprietsma is a former executive from the telecommunications industry with over 15 years of experience.

Ms. Zabel is a former member of the NYMEX and was the first female broker to trade on the floor from 1977 through 1988.

Mr. Michel D. Marks is the direct beneficial owner of two shares of common stock ("Common Stock") of NYMEX, which represent approximately 0.25% of outstanding shares of Common Stock as of the date hereof. In addition, Mr. Michel D. Marks and Mr. Jan Marks collectively have indirect partial beneficial ownership of nine shares of Common Stock, which represent approximately 1.10% of outstanding shares of Common Stock as of the date hereof.

Mr. Michel D. Marks and Mr. Jan Marks may be deemed to be members of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with respect to the Common Stock they collectively own, as described above. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by either such party that he is the beneficial owner of any shares of Common Stock beneficially owned by the other party, except as otherwise disclosed herein.

                                                                       EXHIBIT 2

                                 MICHEL D. MARKS
                                [GRAPHIC OMITTED]


September 16, 2005


Dear Fellow Shareholder:


As part of my effort to include all shareholders in any deliberation, consideration and discussion about the major issues confronting NYMEX, I am enclosing a letter that I have submitted to the Board of Directors.

This letter introduces a plan I am developing that I believe is in our best interests.

As I noted in my resignation letter in June, the Exchange is at a momentous period in its history.

Since June, I have devoted my time to developing a plan, assembling a team, and seeking input and guidance from fellow shareholders to develop a vision of the Exchange in the 21st Century.

My vision is of an Exchange that serves the needs of the entire energy, metals and investment community. An Exchange that is at the cutting edge of technology. An Exchange that is managed by the best and brightest professionals in the industry. Most importantly, an Exchange that listens and responds to the needs of its shareholders.

It is very important that I hear from everyone in whatever manner you choose: mail, phone, visit... just make contact...so that we can all work together to realize the full potential of NYMEX.


Warm regards,


Michel





    14 Broad Street, Red Bank NJ 07701 O 732-530-4434 O MDMarks@earthlink.net

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND/OR CONSENT SOLICITATION STATEMENT RELATING TO THE SOLICITATION OF PROXIES OR WRITTEN CONSENTS BY 816 PARTNERS LLC AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF NYMEX HOLDINGS, INC. FOR USE IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS OR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING WHEN AND IF SUCH SOLICITATION MATERIALS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT AND A FORM OF PROXY OR WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF NYMEX HOLDINGS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY OR CONSENT SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE
SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY 816 PARTNERS LLC ON SEPTEMBER 19, 2005.





    14 Broad Street, Red Bank NJ 07701 O 732-530-4434 O MDMarks@earthlink.net

                                 MICHEL D. MARKS
                                [GRAPHIC OMITTED]


September 16, 2005

To the NYMEX Board:

Since I wrote to you and our fellow shareholders in June, I have dedicated my time to evaluating important aspects of NYMEX and the futures exchange industry. I have assembled a team of 20 seasoned professionals to assist me. The group, called 816 Partners LLC, is working full time in Red Bank, NJ.

We have taken a hard look at finance, technology, clearing, data, market-making, and constituent relations, and we have identified critical needs and issues. We have developed a vision of a 21st century NYMEX and a dynamic plan to fulfill that vision. Two central tenets of this vision are that:

     o technology must be supportive, not disruptive in order to accommodate all market users in the most efficient way possible, both in open outcry and in electronic modes; and

     o the needs of each and every shareholder must be included in any decision about our future, so that we can all profit.

My team and I are now prepared to engage in discussions with you and our fellow shareholders.

Based upon the extensive work we have done to date, we believe we can present a fully-financed proposal for the benefit of all constituents that has greater merit and delivers higher values than any other publicly disclosed proposal. My team and I are ready to do the necessary due diligence as soon as possible in order to present a fully formed plan that meets everyone's needs.

It is important that the Board give due consideration to alternatives which shareholders may well prefer. Therefore, I urge you not to take any action that would preclude or disadvantage our plan from consideration.

The Exchange can only prosper if all of us find common ground. Therefore, I welcome input from you and all shareholders about what they believe is most beneficial to them and to the Exchange.

I look forward to the opportunity to work with all of you and all shareholders in a way that will be profitable for the Exchange and for every one of us.



                                     Michel



    14 Broad Street, Red Bank NJ 07701 O 732-530-4434 O MDMarks@earthlink.net

                                                                       EXHIBIT 3

19 September, 2005

FORMER NYMEX CHAIRMAN CONFIRMS EQUITY PROPOSAL FOR EXCHANGE.

Former NYMEX chairman Michel Marks today confirmed he had written to the NYMEX board on Friday offering to make a fully financed proposal for an equity interest in the exchange.

In the letter Mr. Marks said that his proposed offer "has greater merit and delivers higher value than any other publicly disclosed proposal".

The vehicle for the proposal is a Delaware registered limited liability corporation, 816 Partners LLC.

An 816 Partners SEC filing today named former AT&T chief technology officer Dr. John Davis; former BNP Paribas Commodity Futures CEO Jonathan Arginteanu; COMEX governor and 30 year commodities veteran, Jan Marks; former RB&H Financial Services Chief Financial Officer Jill Ecklund; and former Bell Labs executive Michelle Sprietsma as part of Mr. Marks' group.

In the letter to directors and a subsequent letter to NYMEX's shareholders, Mr. Marks said that since his resignation as a NYMEX director in June he had a team of 20 professionals evaluating 'finance, technology, clearing, data, market-making and constituent relations'.

"We have identified critical needs and issues. We have developed a vision for a 21st century NYMEX and a dynamic plan to fulfill that vision. Technology must be supportive not disruptive to accommodate all market users in the most efficient way possible, both in open outcry and in electronic mode.

"The needs of each and every shareholder must be included in any decision about our future, so that we can all profit".

Mr. Marks urged the board "not to take any action that would preclude or disadvantage our plan from consideration".

"NYMEX is a critically important institution. My commitment is to the members. We need to engage with the members to develop a proposal that recognizes NYMEX's importance to our country and delivers a real future for NYMEX and its shareholders" Mr. Marks said.



Further information: Gabrielle Notley, (732) 530-4434
                     Website: 816partners.com

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND/OR CONSENT SOLICITATION STATEMENT RELATING TO THE SOLICITATION OF PROXIES OR WRITTEN CONSENTS BY 816 PARTNERS LLC AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF NYMEX HOLDINGS, INC. FOR USE IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS OR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING WHEN AND IF SUCH SOLICITATION MATERIALS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT AND A FORM OF PROXY OR WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF NYMEX HOLDINGS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY OR CONSENT SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE
SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY 816 PARTNERS LLC ON SEPTEMBER 19, 2005.